EXHIBIT 10(m)

AMENDMENT NO. ONE TO

EMPLOYMENT AGREEMENT

This Amendment No. 1 (“Amendment”), effective November 18, 2004, by and between Spire Corporation, a corporation duly organized and existing under the laws of the State of Massachusetts (the “Company”) and Roger G. Little (the “Executive”), shall amend, as set forth below, the Employment Agreement for Roger G. Little, which was effective January 1, 2002 (the “Agreement”).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree that Section 3.4.2 of the Agreement is hereby amended to read as follows but all other provisions of the Agreement shall continue in full force and effect:

3.4.2. Vacation. The Executive shall be entitled to paid vacations in accordance with the regular policy of the Company for the executive officers, but in any event, no less than the aggregate of six (6) weeks per annum.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

AGREED:

By:	/s/ Roger G. Little
Name:	Roger G. Little
Executive

SPIRE CORPORATION

By:	/s/ Michael W. O’Dougherty
Name:	Michael W. O’Dougherty
Title:	Clerk and Contracts Manager